Calculation of Filing Fee Tables
S-8
Digital Currency X Technology Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary shares, par value $0.0001 per share	Other	87,894,296	$ 0.9842	$ 86,505,566.12	0.0001381	$ 11,946.42
Total Offering Amounts:						$ 86,505,566.12		$ 11,946.42
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,946.42
Offering Note
[1]	This registration statement on Form S-8 (the "Registration Statement") registers Class A ordinary shares, par value of US$0.0001 per share (the "Shares"), of Digital Currency X Technology Inc. issuable pursuant to the Digital Currency X Technology Inc. 2026 Share Incentive Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional Shares of the Registrant as may hereafter be offered or issued by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding Shares. Represents 87,894,296 Shares reserved for future award grants under the Plan. The initial maximum aggregate number of Shares that may be issued pursuant to all awards is 87,894,296 Shares (such number, as may be increased from time to time, the "Share Limit"). The Share Limit shall automatically increase on the first day of each calendar year during the term of the Plan by a number of Shares equal to 10% of the total number of issued and outstanding Shares on December 31 of the immediately preceding calendar year, or such lesser number of Shares as determined by the Committee prior to such date. The Share Limit as of the date of this Registration Statement is 87,894,296 Shares. To the extent that the increased Share Limit exceeds the number of Shares registered on this Registration Statement, the Registrant will file an additional registration statement to register the additional Shares. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$0.9842 per Share, the average of the high and low prices for the Registrant's Class A Shares as quoted on the Nasdaq Capital Market on August 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources